CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                              PALM DESERT ART, INC.


                                    * * * * *

     PALM DESERT ART,  INC., a corporation  organized and existing  under and by
virtue  of  the  General   Corporation   Law  of  the  State  of  Delaware  (the
"Corporation", DOES HEREBY CERTIFY:

     FIRST: The Board of Directors of the Corporation, by the unanimous written consent of its members, filed with the minutes of the board, duly adopted resolutions proposing an amendment to the Certificate of Incorporation of the Corporation, declaring said resolution to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof.

The resolution to be considered by the stockholders is as follows:

          RESOLVED, the Board of Directors is hereby authorized to take any and all action necessary to effect a 10-for-1 reverse stock split of the Company's $.001 par value Common Stock from 25,000,000 issued and outstanding shares to 2,500,000.

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of stockholders of said corporation was duly called and held, at which meeting the necessary number of shares as required by statute were voted in favor of the resolution.

     THIRD: That said resolution was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     FOURTH: That the exact text of Article FOURTH of the Certificate of Incorporation of the Corporation is now as follows:

          "4. The total number of shares of all classes of stock which the corporation shall have the authority to issue is twenty-five million (25,000,000), and the par value of each of such shares is One Mil ($.001) amount in the aggregate to Twenty-Five Thousand Dollars ($25,000.00). The Board of Directors is hereby authorized to take any and all action necessary to effect a 10-for-1 reverse stock split of the Company's $.001 par value Common Stock from 25,000,000 issued and outstanding shares to 2,500,000."

     FIFTH: That this amendment was adopted as of July 14, 1998.


     I, the UNDERSIGNED, being the president of the Corporation herein, do make this Certificate, hereby declaring and certifying that this is the act and deed of the Corporation and the facts herein stated are true, and accordingly have hereunto set my hand this 15th day of July, 1998.

                                            PALM DESERT ART, INC.


                                            By: /s/ Hugh G. Pike
                                                --------------------------------
                                                Hugh G. Pike, President


Sworn to and subscribed before
me this 15th day of July, 1998.

/s/  David D. Welty
-------------------------------------
Notary Public